UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2006

PLM EQUIPMENT GROWTH & INCOME FUND VII
(Exact name of registrant as specified in its charter)

California	0-26594	94-3168838
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 Lexington Avenue 67th Floor	New York NY	10174
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 682-3344

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01 Other Events

On May 16, 2006, PLM Financial Services Inc., the general partner of PLM Equipment Growth and Income Fund VII, (Growth Fund VII) declared a cash distribution of $2.50 per Growth Fund VII limited partnership unit payable on May 30, 2006 to Growth Fund VII holders of record as of May 16, 2006. The total amount to be distributed will be $13.1 million of which $12.5 million will be distributed to the limited partners and $0.6 million will be distributed to the general partner.

The cash for this distribution came from operations and from the sale of equipment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth & Income Fund VII By PLM Financial Services, Inc. Its General Partner
By: /s/ Richard K Brock
Date: May 16, 2006	Richard K Brock Chief Financial Officer